UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2012

ONCOTHYREON INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33882	26-0868560
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2601 Fourth Ave, Suite 500

Seattle, Washington 98121

(Address of principal executive offices, including zip code)

(206) 801-2100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a)	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Oncothyreon Inc. (the “Company”) has determined that restatements are required to previously reported diluted earnings (loss) per share amounts for the quarterly periods ended March 31, 2012, September 30, 2011 and March 31, 2010 as well as the year ended December 31, 2010. The corrections will have no impact on the Company’s consolidated balance sheets, net income or loss, basic earnings (loss) per share, or the consolidated statements of cash flows or stockholders’ equity for any of the above mentioned periods.

The Audit Committee of the Company’s Board of Directors concluded on August 6, 2012, after discussion with the Company’s management and its independent registered public accounting firm, Ernst & Young LLP, that the financial statements included in the following filings should no longer be relied upon:

(a)	the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012 (the “Q1 2012 Form 10-Q”);

(b)	the unaudited Condensed Quarterly Financial Data for the quarterly periods ended September 30, 2011 and March 31, 2010 included in the Annual Report on Form 10-K for the year ended December 31, 2011 (the “2011 Form 10-K”); and

(c)	the 2010 consolidated financial statements included in the 2011 Form 10-K.

In May 2009 and September 2010, the Company issued warrants to purchase its common stock in connection with equity financings. As of June 30, 2012, the May 2009 and September 2010 warrants were exercisable to purchase up to 2,691,241 and 3,182,147 shares of common stock, respectively. Under certain circumstances, such warrants may be settled in common stock or cash at the election of the holders. Because these instruments may be settled for cash in certain circumstances, the warrants are recorded as a liability at fair value on the balance sheet. The change in fair value of the warrants is reflected as other income or expense in the Company’s consolidated statement of operations.

The calculation of diluted earnings (loss) per share requires that, to the extent the average market price of the underlying shares for the reporting period exceeds the exercise price of the warrants and that the presumed exercise of such securities are dilutive to earnings (loss) per share for the period, adjustments to net income or net loss used in the calculation are required to remove the change in fair value of the warrants for the period. The Company failed to make such adjustments to the diluted earnings (loss) per share calculations to the periods discussed above.

A summary of the anticipated impact of the correction of the errors on the diluted earnings (loss) per share amounts are as follows:

	Three months Ended March 31, 2012	Three months Ended September 30, 2011	Three months Ended March 31, 2010	Year Ended December 31, 2010
Diluted earnings (loss) per share—as originally reported	$0.21	$0.22	$(0.03)	$(0.58)
Difference in diluted earnings (loss) per share	(0.34)	(0.37)	(0.17)	(0.14)

Diluted earnings (loss) per share—restated	$(0.13)	$(0.15)	$(0.20)	$(0.72)

As a result of the errors described above, the Company has determined that a material weakness in its internal control over financial reporting existed as of December 31, 2011 and March 31, 2012 as it relates to the calculation and disclosure of diluted earnings (loss) per share. The Company will report this material weakness in connection with the amended filings.

The Company is working diligently to complete the restatement of the affected financial statements and expects to file amendments to the 2011 Form 10-K and Q1 2012 Form 10-Q shortly. The Audit Committee has determined that these errors did not result in an omission or misstatement of any material fact concerning the Company’s results of operations, and were not the result of any intentional misconduct by any Company personnel. The Audit Committee has directed Company management to prepare a remediation plan concerning the Company’s internal control over financial reporting for its approval.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOTHYREON INC.

By:	/s/ Robert L. Kirkman
Robert L. Kirkman
President and Chief Executive Officer

Date: August 9, 2012